DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B EXHIBIT 10.3 FOURTH AMENDMENT TO LEASE THIS FOURTH AMENDMENT TO LEASE (“Amendment”), dated effective as of____________________11/3/2020 , is entered into by and between GCC LONGMONT HOLDINGS, LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTRONICS, INC., a Nevada corporation (“Tenant”). WITNESSETH: WHEREAS, Landlord’s predecessor in interest and Tenant entered into that certain Lease dated July 3, 2014 (“Original Lease”), as amended by that certain First Amendment to Lease dated August 4, 2016 (“First Amendment”), that certain Second Amendment to Lease dated November 2, 2016 (“Second Amendment”), that certain Expansion Date Acknowledgement and Agreement dated May 3, 2017 (“Acknowledgement”), and that certain Third Amendment to Lease dated July 1, 2020 (“Third Amendment”; the Original Lease as amended by the First Amendment, the Second Amendment, the Acknowledgement and the Third Amendment, the “Lease”), pertaining to those certain premises consisting of approximately 37,935 rentable square feet of space (the “Existing Premises”), which consists of 16,792 rentable square feet of space (“1851 Premises”) in the building having an address of 1851 Lefthand Circle, Longmont, Colorado (the “1851 Building”), and 21,143 rentable square feet of space (“Expansion Premises”) in the building having an address of 1841 Lefthand Circle, Longmont, Colorado (the “1841 Building”). Terms not otherwise defined herein shall have their respective meanings set forth in the Lease. WHEREAS, the parties desire to further expand the Existing Premises with additional space in the 1841 Building, and extend the Term of the Lease for the Premises, as provided herein; WHEREAS, the obligations of Tenant under the Lease are guaranteed by nLIGHT, Inc., a Delaware corporation (“Guarantor”) pursuant to that certain Guaranty executed concurrently with the Third Amendment (“Guaranty”) WHEREAS, the parties desire to amend the Lease to reflect the expansion of the Existing Premises, extension of the Term, and otherwise the amendment of the Lease in the manner and form hereinafter set forth. NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows: 1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, in addition to the Existing Premises, space in the 1841 Building consisting of approximately 8,457 rentable square feet (the “Second Expansion Premises”), as shown on Exhibit A hereto and made a part hereof by reference, on all of the terms of the Lease as herein amended on the following basis: A. Tenant’s right to occupy the Second Expansion Premises and its obligations under the Lease with respect to the Second Expansion Premises, including but not limited to Tenant’s obligations to pay Rent and other charges payable pursuant to the Lease, shall commence on November 1, 2020 (the “Second Expansion Date”). The Lease, as it pertains to both the Existing Premises and the Second Expansion Premises, shall terminate on the last day of the 90th whole calendar month after the Expansion Date (as defined in the Third Amendment) for the Expansion Premises. As of the Second Expansion Date, references to Premises in the Lease shall include the Second Expansion Premises, Tenant’s occupancy of the Second Expansion Premises shall be subject to all terms of the Lease as herein specifically amended, and the Premises described in the Lease shall consist of the Existing Premises and the Second Expansion Premises for a total of approximately 46,392 rentable square feet of space. 790433 1

DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B B. Except as expressly set forth herein, Landlord has no obligation to make or pay for improvements or alterations to the Existing Premises or the Second Expansion Premises, and Tenant accepts the Existing Premises and the Second Expansion Premises in their current “as is” condition as of the date of this Amendment. At the request of Landlord, the parties will evidence the Expansion Date, Second Expansion Date, and such other matters set forth therein in an agreement substantially in the form of Exhibit B attached hereto, which agreement will contain a revised Base Rent schedule for the Premises and shall replace Exhibit B to the Third Amendment. C. Landlord shall reimburse Tenant for the cost of improvements to be made by Tenant to the Second Expansion Premises (the “Second Expansion Improvements”) up to a maximum amount of $253,710.00 (or $30.00 per square foot of rentable space in the Second Expansion Premises) (the “Second Expansion Allowance”). The Second Expansion Allowance shall be used to pay for expenditures related to the Second Expansion Improvements including but not limited to costs of all labor, materials, permits, fees, contractors and subcontractors’ charges, and, pursuant to Section 10 of the Lease, payment of Landlord’s supervisory fee in an amount equal to $95.00 per hour or, if the Second Expansion Improvements are not constructed by Landlord’s employees, 3% of project costs of the Improvements, plus any out of pocket engineering and architectural review costs. All costs of the Second Expansion Improvements in excess of the Allowance shall be at Tenant’s expense. Tenant is responsible for and shall pay all costs and expenses of the Second Expansion Improvements that are not allowable as expenditures from the Second Expansion Allowance as such amounts become due and payable. Promptly following completion of the Second Expansion Improvements, Tenant will deliver to Landlord a request for payment of the Second Expansion Allowance, accompanied by all of the following in form and substance reasonably satisfactory to Landlord: (a) a copy of the contract with Tenant’s general contractor which includes a plan or scope of work to be performed; (b) duly executed unconditional lien waivers and such other affidavits, certificates, information, and data as may be reasonably requested by Landlord from all general contractors, subcontractors and materialmen performing work on the Premises; (c) an itemized computation of the actual total costs incurred by Tenant (“Actual Costs”) and paid invoices evidencing payment of the Actual Costs; (d) final as-built plans and specifications for the Second Expansion Improvements; and (e) such other information and documentation as Landlord or Landlord’s lender may reasonably request to evidence the proper, lien-free completion of the Second Expansion Improvements. Unless Landlord reasonably disputes in writing Tenant’s assertion that the Second Expansion Improvements have been completed in accordance with the provisions of the Lease as herein amended, within 30 days after Landlord’s receipt, review and reasonable approval of all of the foregoing, Landlord will pay to Tenant the amount of the Actual Costs of the Second Expansion Improvements, up to the maximum amount of the Second Expansion Allowance. In no event will Landlord have any obligation to reimburse Tenant for any costs of the Second Expansion Improvements in excess of the Second Expansion Allowance. Unless otherwise agreed by Landlord and Tenant in writing, if any portion of the Second Expansion Allowance has not been requested by Tenant on or before the date that is 24 full calendar months from the date of this Amendment, such amount will be forfeited by Tenant to Landlord. The Second Expansion Improvements shall be performed as alterations in accordance with the terms and conditions of the Lease, including without limitation Section 10 of the Lease. In addition to the Second Expansion Allowance, if requested in writing by Tenant, Landlord shall pay the cost of the initial space plan for the Second Expansion Improvements and shall pay for one revision to the space plan. Notwithstanding anything contained herein to the contrary, in addition to the Allowance as provided in the Third Amendment, Tenant may use all or any portion of the Second Expansion Allowance toward the costs of the Improvements being made to the Expansion Premises and/or to the Existing Premises. D. In addition to Tenant’s parking rights for the Existing Premises and the Expansion Premises, Tenant shall have the right to use 27 additional parking spaces in the parking areas for the 1841 Building, based on a parking ratio of 3.21 spaces/1,000 rentable square feet leased. Tenant’s use of the parking areas shall be subject to and in accordance with the provisions of the Lease, as herein amended. 790433 2

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E. Tenant acknowledges that the Second Expansion Premises is currently occupied by another tenant ("Existing Tenant"). Therefore, the effectiveness of this Amendment is conditioned upon Landlord entering into a lease amendment with Existing Tenant pursuant to which Existing Tenant agrees to vacate and surrender the Second Expansion Premises to Landlord. Landlord shall not be liable for any delay in delivery of the Second Expansion Premises to Tenant due to Existing Tenant's delay in vacating and surrendering the Second Expansion Premises, and Tenant's sole remedy for such delay shall be the delay of the Second Expansion Date until the Existing Tenant has vacated and surrendered the Expansion Premises to Landlord.

2. Commencing on the Second Expansion Date, in addition to Base Rent for the Existing Premises, Tenant shall pay Base Rent for the Second Expansion Premises in the manner provided in the Lease in accordance with the following schedule:

Period	Annual PSF	Monthly Base Rent*
Second Expansion Date through Month 12 after Expansion Date	$12.00	$8,457.00
Month 13 through Month 24	$12.50	$8,809.38
Month 25 through Month 36	$13.00	$9,161.75
Month 37 through Month 48	$13.50	$9,514.13
Month 49 through Month 60	$14.00	$9,866.50
Month 61 through Month 72	$14.50	$10,218.88
Month 73 through Month 90	$15.00	$10,571.25

*Notwithstanding anything to the contrary, Tenant may abate the payment of Base Rent (but not any other charges payable by Tenant pursuant to the Lease) for the first 3 months following the Second Expansion Date (the "Second Abated Rent Period"). Rents payable hereunder are allocable to, and will be accrued by the parties during, their fiscal periods in which the same is actually paid. No portion of the Rent paid by Tenant during periods after the expiration of the Second Abated Rent Period will be allocated to such Second Abated Rent Period, nor is such Rent intended to be allocable to the Second Abated Rent Period. If at any time during the Term, an event of default by Tenant occurs, Tenant owes Landlord, in addition to all other amounts, the unamortized portion of the Rent abated hereunder, such amortization to be on a straight-line basis over the period commencing on the Second Expansion Date and continuing through the New Expiration Date. Tenant has no obligation to pay the abated amounts if no event of default by Tenant occurs prior to the expiration of the Term.

3. In addition to Base Rent for the Premises, Tenant shall be obligated to pay all other charges payable by Tenant for the Premises (inclusive of the Existing Premises and the Second Expansion Premises), including without limitation utilities and Tenant's Share of all Operating Costs, Taxes, insurance, and other sums payable by Tenant in accordance with the Lease for both the 1851 Building and the 1841 Building; provided, Tenant's Share for the 1841 Building shall be adjusted as of the Expansion Date and the Second Expansion Date based on the rentable square footage in the 1841 Building.

4. The Expansion Space Allowance (as defined in the Third Amendment) is hereby amended to be $634,290.00 which consists of $30.00 per square foot of rentable space in the Expansion Premises. The Existing Premises Allowance (as defined in the Third Amendment) is hereby amended to be $142,732.00 which is $8.50 per square foot of rentable space in the Existing Premises.

5. Section 3 of the Third Amendment is hereby deleted in its entirety and replaced with the following in lieu thereof:

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Until the Expansion Date, Tenant shall continue to pay Base Rent for the Existing Premises pursuant to the terms of the Lease. Commencing on the Expansion Date, Tenant shall pay Base Rent for the Existing Premises pursuant to the terms of the Lease and, notwithstanding anything contained in the Lease to the contrary, in accordance with the following schedule:

Period	Annual PSF	Monthly Base Rent
Expansion Date through Month 12	$12.00	$16,792.00
Month 13 through Month 24	$12.50	$17,491.67
Month 25 through Month 36	$13.00	$18,191.33
Month 37 through Month 48	$13.50	$18,891.00
Month 49 through Month 60	$14.00	$19,590.67
Month 61 through Month 72	$14.50	$20,290.33
Month 73 through Month 90	$15.00	$20,990.00

In consideration for the increase in Base Rent applicable to the Existing Premises, in addition to the Allowance, Landlord provide Tenant with an additional allowance in the amount of $79,720.02 (the "Additional Allowance"), which may be used for Improvements and is payable by Landlord in the same manner as the Allowance (as defined in the Third Amendment); provided, however, any amount not used by Tenant for the cost of Improvements may, upon Tenant's written notice to Landlord, be applied as a credit toward Base Rent payments first coming due after Tenant's notice. The Additional Allowance is based on the actual number of months of increased Base Rent for the Existing Premises, and if the Expansion Date (as defined in the Third Amendment) does not occur on or before February 1, 2021, then the Additional Allowance is subject to proportionate reduction. Unless otherwise agreed by Landlord and Tenant in writing, if any portion of the Allowance has not been requested by Tenant on or before July 1, 2022, such amount will be forfeited by Tenant to Landlord.

6. Section 4 of the Third Amendment is hereby deleted in its entirety and replaced with the following in lieu thereof:

Commencing on the Expansion Date, in addition to Base Rent for the Existing Premises and the Second Expansion Premises, Tenant shall pay Base Rent for the Expansion Premises pursuant to the terms of the Lease, in accordance with the following schedule:

Period	Annual PSF	Monthly Base Rent*
Expansion Date through Month 12	$12.00	$21,143.00
Month 13 through Month 24	$12.50	$22,023.96
Month 25 through Month 36	$13.00	$22,904.92
Month 37 through Month 48	$13.50	$23,785.88
Month 49 through Month 60	$14.00	$24,666.83
Month 61 through Month 72	$14.50	$25,547.79
Month 73 through Month 90	$15.00	$26,428.75

*Notwithstanding anything to the contrary, Tenant may abate the payment of Base Rent (but not any other charges payable by Tenant pursuant to the Lease) for the first 6 months following the Expansion Date (as defined in the Third Amendment) (the "First Abated Rent Period"). Rents payable hereunder are allocable to, and will be accrued by the parties

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DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B during, their fiscal periods in which the same is actually paid. No portion of the Rent paid by Tenant during periods after the expiration of the First Abated Rent Period will be allocated to such First Abated Rent Period, nor is such Rent intended to be allocable to the First Abated Rent Period. If at any time during the Term, an event of default by Tenant occurs, Tenant owes Landlord, in addition to all other amounts, the unamortized portion of the Rent abated hereunder, such amortization to be on a straight-line basis over the period commencing on the Expansion Date (as defined in the Third Amendment) and continuing through the New Expiration Date. Tenant has no obligation to pay the abated amounts if no event of default by Tenant occurs prior to the expiration of the Term. 7. Upon execution of this Amendment, Tenant shall deposit with Landlord an additional amount equal to $17,020.10 to be added to the existing Security Deposit being held by Landlord in the amount of $62,232.90. Thereafter, Landlord shall hold the Security Deposit in the amount of $79,253.00 for the duration of the Term as it may be extended. 8. The last two (2) sentences of Section 2 of the Third Amendment are hereby deleted in their entirety. 9. This Amendment shall not affect the Option to extend the Term of the Lease granted to Tenant in paragraph 1 of the Addendum, as amended by the Third Amendment. 10. Tenant hereby represents and warrants to Landlord that it has not engaged any broker in connection with the negotiation and/or execution of this Amendment other than JLL (“Tenant’s Broker”), who has acted as Tenant’s agent. Tenant has no knowledge of any broker’s involvement in this transaction, other than Sentinel Management, Inc. (“Landlord’s Broker”), who has acted as Landlord’s agent. Landlord shall pay those commissions regarding this Amendment owed to Tenant’s Broker and/or Landlord’s Broker pursuant to a separate agreement. Tenant will indemnify Landlord against any claim or expense (including, without limitation, attorneys’ fees) paid or incurred by Landlord as a result of any claim for commissions or fees by any broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant other than Tenant’s Broker. Landlord will indemnify Tenant against any claim or expense (including, without limitation, attorneys’ fees) paid or incurred by Tenant as a result of any claim for commissions or fees by any broker, finder, or agent, whether or not meritorious, employed by Landlord or claiming by, through or under Landlord. 11. If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment govern. The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms. 12. Time is of the essence herein. 790433 5

DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year below and it is effective as of the date first above written. NUTRONICS, INC., a Nevada corporation GCC LONGMONT HOLDINGS, LIMITED PARTNERSHIP, a Delaware limited partnership By: By: GCC Longmont Holdings GP, Inc., Name: Jeff Barchers a Delaware corporation, its General Partner Title: VP/CTO 10/28/2020 By: Date of Signature: _________________ Name: Dave Kristen Title: Managing Partner “Tenant” 11/3/2020 Date of Signature: _________________ “Landlord” GUARANTOR ACKNOWLEDGEMENT AND CONTINUED GUARANTY By signature below, Guarantor acknowledges and approves the modifications of the Lease as set forth herein and agrees that its obligations under the Guaranty, including, but not limited to, Guarantor’s obligation to remain jointly and severally primarily and directly liable for Tenant’s payment obligations under the Lease, shall remain in full force and effect as to obligations arising under the Lease, as amended pursuant to this Amendment, through the term of the Lease, as same may be extended. GUARANTOR: nLIGHT, Inc., a Delaware corporation By: Name: Ran Bareket Title: Chief Financial Officer 790433 6

DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B Exhibit A Second Expansion Premises

DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B Exhibit A-1 1841 Building LOT 1F, LONGS PEAK INDUSTRIAL PARK-MINOR SUBDIVISION “F”, THE PLAT OF WHICH WAS RECORDED FEBRUARY 28, 1983 ON FILM 1241 AS RECEPTION NO. 535391 UNDER PLAN FILE NO. P-13, F-3, #10, CITY OF LONGMONT, COUNTY OF BOULDER, STATE OF COLORADO. 790433 8

DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B

Exhibit B

Form of Expansion Date Acknowledgement and Agreement

Expansion Date Acknowledgment and Agreement

This Expansion Date Acknowledgment and Agreement ("Agreement") is an acknowledgment of the Expansion Date as defined in the Third Amendment to Lease ("Amendment") and intended to be a part of that certain Lease for premises located at 1841 and 1851 Lefthand Circle, Longmont, Colorado, which Amendment was effective on the ____ day of ___________, 2020, by GCC LONGMONT HOLDINGS, LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and NUTRONICS, INC., a Nevada corporation, as Tenant.

Landlord and Tenant hereby agree that:

1. Tenant acknowledges that both the 1851 Building, the 1841 Building and the Premises (inclusive of the Existing Premises, the Expansion Premises and the Second Expansion Premises) are satisfactory in all respects.

2. Tenant took possession of the Expansion Premises on __________, _____. Tenant hereby agrees to pay partial month's Base Rent for the Expansion Premises in the amount of $_____ (___ days at $___ per diem). Tenant took possession of the Second Expansion Premises on ___________, _____. Tenant hereby agrees to pay partial month's Base Rent for the Second Expansion Premises in the amount of $_____ (___ days at $___ per diem).

3. The Expansion Date of the Lease is hereby agreed to be the ____ day of the month of ________, ________. The Second Expansion Date of the Lease is hereby agreed to be the ____ day of the month of ________, ________. The New Expiration Date is hereby agreed to be the last day of the month of ________, 20___.

4. Tenant shall pay Base Rent for the Premises pursuant to the terms of the Lease and in accordance with the following schedule(s):

Period	Annual PSF	Monthly Base Rent
__________, 20__ - __________, 20__	$______	$__________
__________, 20__ - __________, 20__	$______	$__________
__________, 20__ - __________, 20__	$______	$__________
__________, 20__ - __________, 20__	$______	$__________
__________, 20__ - __________, 20__	$______	$__________
__________, 20__ - __________, 20__	$______	$__________
__________, 20__ - __________, 20__	$______	$__________

All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

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DocuSign Envelope ID: 52C2FA99-DC5E-428D-9D35-D6F15C18546B Agreed and executed this _______ day of , 2020. LANDLORD: GCC LONGMONT HOLDINGS, LIMITED PARTNERSHIP, a Delaware limited partnership By: GCC Longmont Holdings GP, Inc., a Delaware corporation, its General Partner By Title:_____________________________ TENANT: NUTRONICS, INC., a Nevada corporation By Title 790433 10